                                                                 EXHIBIT 10.5(a)

                                AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

               THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is entered into on February 29, 2000 between Skechers U.S.A., Inc. ("Employer") and David Weinberg, an individual ("Employee"), with reference to the following facts:


                                    RECITALS

               A. Employer and Employee entered into that certain Employment Agreement (the "Employment Agreement") dated as of June 14, 1999.

               B. Employer and Employee intended at the time the Employment Agreement was executed to make payments due thereunder discretionary in that (i)
Section 2.2(c) of the Employment Agreement states that the bonus program set forth therein may be replaced with a different program approved by the Board's Compensation Committee and agreed with by Employee and (ii) Section 11.4 permits the amendment, supplement or discharge of the Employment Agreement if in writing signed by both parties.

               C. The Board's Compensation Committee has heretofore approved a different bonus program for Employee as set forth herein and Employee has approved such program.

               D. Employee and Employer each desire to amend the Employment Agreement effective as of December 31, 1999 to replace the bonus program as set forth in the Employment Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

Terms not defined herein shall have the respective meanings as set forth in the Employment Agreement.

1.      COMPENSATION.

        Effective as of December 31, 1999, the introductory paragraph to Section
2.2 shall be deleted in its entirety and replaced with the following:

                "2.2 Performance-Based Annual Bonus. For each full year during Employee's term as set forth in Section 5, commencing on the Effective Date, Employee shall be eligible to receive a cash bonus based on Employer's achievement of certain financial goals ("Performance-Based Annual Bonus"), provided, however, that for calendar year 1999,

                Employee shall only receive a cash bonus of $150,000 and not a Performance-Based Annual Bonus. For calendar year 2000, and until changed by the Board's Compensation Committee, the annual cash bonus award shall be determined on the basis of Employer's annual return on average equity ("ROE")."

3.      Miscellaneous

        Section 11 of the Employment Agreement is incorporated herein by reference.

        IN WITNESS WHEREOF, this Amendment No. 1, which is made effective as of December 31, 1999, is executed as of the day and year first above written.



                                        "EMPLOYER"

                                        Skechers, U.S.A., Inc.




                                        By: /s/ MICHAEL GREENBERG
                                           -------------------------------------
                                           Name: Michael Greenberg
                                           Title: President



                                        "EMPLOYEE"

                                        /s/ DAVID WEINBERG
                                        ----------------------------------------
                                        David Weinberg


                                       2